Exhibit 8.2

[White & Case LLP Letterhead]

November 16, 2021

Golden Nugget Online

Gaming, Inc.

1510 West Loop South,

Houston, Texas 77027

Ladies and Gentlemen:

We have acted as counsel to Golden Nugget Online Gaming, Inc., a Delaware corporation (“GNOG”), in connection with the transactions, including (i) the Mergers (as defined below), contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 9, 2021, among DraftKings Inc., a Nevada corporation corporation (“DraftKings”) GNOG, New Duke Holdco, Inc., a Nevada corporation and a direct wholly-owned subsidiary of DraftKings (“New DraftKings”), Duke Merger Sub, Inc., a Nevada corporation and a direct wholly-owned subsidiary of New DraftKings (“DraftKings Merger Sub”), and Gulf Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of New DraftKings (“GNOG Merger Sub”), and (ii) the Contribution (as defined below) contemplated by that certain Contribution Agreement, dated as of August 9, 2021, as amended on November 15, 2021 (the “Contribution Agreement”), by and between Landry’s Fertitta, LLC a Texas limited liability Company (“LF LLC”) and New DraftKings. The Merger Agreement provides that, on the terms and subject to the condition set forth in the Merger Agreement, (i) DraftKings Merger Sub will be merged with and into DraftKings, with DraftKings continuing as the surviving corporation (the “DraftKings Merger”), and (ii) GNOG will be merged with and into GNOG Merger Sub, with GNOG continuing as the surviving corporation (the “GNOG Merger” and, together with the DraftKings Merger, the “Mergers”). The Contribution Agreement provides that, on the terms and subject to the conditions set forth in the Contribution Agreement, immediately following the consummation of the Mergers, LF LLC will contribute its outstanding membership interests in LHGN Holdco, LLC, a Delaware limited liability company (“Opco”) to New DraftKings (the “Contribution”) in exchange for the issuance to LF LLC of shares of New DraftKings common stock (“Consideration Shares”), which Consideration Shares shall also constitute consideration in respect of the shares of Class B common stock held by LF LLC. The Mergers and the Contribution are described in the joint information statement/prospectus (the “Joint Information Statement/Prospectus”), which is included in the registration statement filed on or about the date hereof on Form S-4 by New DraftKings (the “Registration Statement”) in connection with the Mergers.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Contribution Agreement and such other agreements and documents as we have deemed necessary or appropriate and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of such original documents), (ii) that the signatures on all documents examined by us are genuine and have been duly authorized, and such documents reflect all material terms of the agreement between the parties to such documents, (iii) that the parties to such documents have complied and will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms, (iv) that such documents have been duly authorized by, have been duly executed and delivered by, and constitute (to the extent containing contractual or other obligations) legal, valid, binding and enforceable obligations of, all parties to such documents, (v) all of the parties to such documents are duly organized, validly existing, and have power and authority (corporate, partnership, or other) to execute, deliver, and perform the obligations in such documents, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, (vii) that any statements and representations with respect to factual matters made in the certificates dated as of the date hereof from officers of New DraftKings, Gulf Merger Sub, GNOG and LF LLC (the “Officers’ Certificates”) “to the knowledge of” or “to the best knowledge of” any person or similarly qualified are true, complete and correct without such qualification; (viii) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificates relating to the absence of any plan, intention, understanding or agreement, that there was in fact no such plan, intention, understanding or agreement; (ix) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificates relating to the existence of any plan, intention, understanding or agreement, that there was in fact an actual intention to execute such plan, intention, understanding or agreement, as the case may be; (x) that the GNOG Merger and the Contribution have been and will be effected and documented in a manner that complies with all applicable legal and regulatory requirements; and (xi) that New DraftKings, GNOG and LF LLC and all other relevant parties have or will timely report the GNOG Merger for U.S. federal income tax purposes in a manner consistent with the conclusions set forth in this opinion letter, except as required by regulatory pronouncements or a court of competent jurisdiction. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

We have not considered and we render no opinion on any aspect of law other than as expressly set forth below. Additional issues may exist that could affect the U.S. federal tax treatment of the GNOG Merger, and this opinion does not consider or provide a conclusion with respect to any additional issues. The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, administrative rulings, judicial decisions, and other applicable authorities, all as available and in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and any such change could apply retroactively. There can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (“IRS”) and (as customary in transactions of this type) no rulings will be obtained from the IRS regarding the U.S. federal income tax consequences of the GNOG Merger or otherwise in connection with the transactions effected pursuant to the Merger Agreement and Contribution (and any other documents or agreements executed in connection with the transactions contemplated thereunder). This opinion is being delivered prior to the consummation of the GNOG Merger and the Contribution and therefore is prospective and dependent on future events.

The opinion expressed below is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions, and limitations contained therein, we hereby confirm to you that the statements of U.S. federal income tax law set forth under the caption “Material United States Federal Income Tax Consequences⸻U.S. Federal Income Tax Consequences of the GNOG Merger to U.S. Holders of GNOG Class A Common Stock” in the Joint Information Statement/Prospectus included in the Registration Statement are our opinion as to the material U.S. federal income tax consequences of the GNOG Merger to the U.S. holders of GNOG common stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ White & Case LLP